UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 11, 2023

INTEGRAL AD SCIENCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40557	83-0731995
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Not applicable[1]
(Address of principal executive offices)	(Zip Code)

646 278-4871

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001	IAS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1       Any stockholder or other communication required to be sent to our principal executive offices may be directed to our mailing address: 99 Wall Street, #1950, New York, NY 10005.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2023, Integral Ad Science Holding Corp. (the “Company”) held its 2023 Annual Meeting of Shareholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in the Company’s 2023 Proxy Statement filed with the Securities and Exchange Commission on April 10, 2023. The final voting results for each of the proposals submitted to a vote of the shareholders are set forth below:

1.	Election of Class II directors.

The Company’s shareholders elected the following nominees for director to serve as Class II directors for a term expiring at the Company’s 2026 annual meeting of shareholders and until their successors are duly elected and qualified.

Name	For	Withheld	Broker Non-Votes
Otto Berkes	117,939,478	2,418,936	3,833,057
Brooke Nakatsukasa	106,586,596	13,771,818	3,833,057
Lisa Utzschneider	114,779,399	5,579,015	3,833,057

2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was ratified.

For	Against	Abstain
124,020,805	168,575	2,091

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2023	INTEGRAL AD SCIENCE HOLDING CORP.

	By:	/s/ Tania Secor
Name: Tania Secor
Title: Chief Financial Officer
(Principal Financial Officer)